                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                  FORM 8-K/A


                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): June 17, 1999


                             SKYNET HOLDINGS, INC.
                             ---------------------
            (Exact name of registrant as specified in its charter)


     Delaware                           0-25229                 65-0861800
 ----------------               ---------------------     -------------------
  (State or other                 (Commission File No.)        (IRS Employer
  jurisdiction of                                            Identification No.)
   incorporation)


                           343 South Glasgow Avenue
                             Inglewood, CA  90301
                   ----------------------------------------
                    (Address of principal executive office)

Registrant's telephone number, including area code:  (310) 642-7776
                                                     --------------

 ------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

GENERAL EXPLANATION

     The purpose of this Report is to amend Skynet Holdings, Inc. (the "Company") Current Report on Form 8-K dated June 17, 1999 relative to the acquisition of Pony Delivery Express, Inc. ("PONY"), a corporation organized under the laws of Delaware. This report amends the information provided under
Item 7(a) and 7(b).


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


     (a)  Financial Statements of Acquired Business

          See the index at Page F-1 of this report for the historical financial statements of PONY for the three years ended December 31, 1998.

     (b)  Pro Forma Financial Information
          See index at Page F-1 of this report for the pro forma financial information of the Company for the year ended June 30, 1998 and the nine months ended March 31, 1999.

     (c)  Exhibits
          None

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  August 19, 1999             SKYNET HOLDINGS, INC.


                                    BY:  /s/Vjekoslav Nizic
                                        -------------------
                                         Vjekoslav Nizic
                                         President

                             SKYNET HOLDINGS, INC.

                         Index To Financial Statements
                         -----------------------------


Pro Forma Condensed Combined Financial Statements of the Company
Skynet Holdings, Inc.
Introduction...........................................................    F-2
Pro Forma Condensed Combined Balance Sheet as of March 31, 1999........    F-3
Pro Forma Condensed Combined Statements of Operations for the
   Year ended June 30, 1998 and the nine months ended March 31, 1999...    F-4
Notes to Pro Forma Condensed Combined Financial Statements.............    F-5

Financial Statements of Acquired Company
Pony Express Delivery Services, Inc.
Report of Independent Certified Public Accountants.....................    F-7
Consolidated Balance Sheets............................................    F-8
Consolidated Statements of Operations..................................    F-9
Consolidated Statements of Stockholders' Equity (Deficit)..............   F-10
Consolidated Statements of Cash Flows..................................   F-11
Notes to Consolidated Financial Statements.............................   F-12

Condensed Consolidated Balance Sheets..................................   F-23
Condensed Consolidated Statements of Operations........................   F-24
Condensed Consolidated Statements of Cash Flows........................   F-25
Notes to Condensed Consolidated Financial Statements...................   F-26

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     On June 17, 1999, we acquired all the outstanding shares of capital stock of Pony Express Delivery Service, Inc., a Delaware corporation, ("PONY"), a courier delivery service operating in 22 states in the USA with annual revenues of approximately $100 million. The consideration included 600,000 shares of the Company's Common Stock and 848,808 shares of the Company's Series B Convertible Preferred Stock. The acquisition was accounted for using the purchase method of accounting with the assets acquired and liabilities assumed recorded at fair values, and the results of the acquired business will be included in our consolidated financial statements from the closing date of the acquisition.

     On April 12, 1999, we completed the first tier of a scheduled two-tiered acquisition of Freight on Board International Limited, a corporation organized under the laws of the United Kingdom ("FOB"). At the initial closing, the Company purchased 51% of the issued and outstanding shares of FOB for cash in the amount of approximately $680,000; 31,119 shares of Common Stock; and a one
(1) year cash earn-out payment in the amount of up to $144,000 based on quarterly revenues of FOB for the one year period following the closing. The Company purchased the remaining 49% during the first week of July 1999 for approximately $570,000. The acquisition was accounted for using the purchase method of accounting with the assets acquired and liabilities assumed recorded at fair values, and the results of the acquired business included in our consolidated financial statements from the closing date of the acquisition.

     On March 15, 1999, we acquired the operating assets of Nevada Fleet Management, Inc., a Nevada corporation, d.b.a. Fleet Delivery Service ("Fleet"), a courier delivery service operating in the states of Nevada, Arizona, California, Oregon and Washington. The consideration amounted to $3,059,000 (including approximately $100,000 acquisition costs) with the Company issuing 1,479,415 shares of its Common Stock. The assets acquired include accounts receivable, delivery vehicles, equipment, refundable deposits, licenses, administrative material and equipment, records and documents, and all personal property used in the operation of the business. The acquisition was accounted for using the purchase method of accounting with the assets acquired and liabilities assumed recorded at fair values, and the results of the acquired business included in the Company's consolidated financial statements from the closing date of the acquisition.

     During April 1999, the Company completed a private placement of 2,003,560 shares of Series A Convertible Preferred Stock, which generated net proceeds (after offering costs of approximately $600,000) of approximately $4,000,000.

     On June 1, 1999, the Company completed a bridge loan in the amount of $3,000,000 that is due and payable October 1, 1999 unless extended. The bridge loan can be converted into 600,000 shares of the Company's common stock plus warrants to purchase 150,000 shares of common stock at an exercise price of $5.00 per share. Loan costs incurred in connection with the bridge loan approximated $150,000 plus warrants to purchase 75,000 shares at $5.00 per share.

     The unaudited pro forma condensed combined statements of operations and balance sheet presented below reflect the acquisitions; the completion of the private placement of the Series A Convertible Preferred Stock and the bridge loan, all described above. The pro forma condensed combined statements of operations are presented as if these transactions had taken place at July 1, 1998. The pro forma condensed combined balance sheet is presented as if such transactions had taken place on March 31, 1999 with the exception of the Fleet acquisition that occurred on March 15, 1999. The pro forma condensed combined financial statements should be read in conjunction with the Company's historical financial statements and notes thereto for the year ended June 30, 1998 (not included herein) and the historical financial statements of PONY and related notes. The unaudited pro forma financial statements are not necessarily indicative of what the actual results of operations would have been had such transactions occurred on July 1, 1998, or what our results of operations will be in the future.


                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 1999
                              Skynet                                                 Pro Forma          Pro Forma
                             Holdings            PONY              FOB            Adjustments(A)        Combined
                          --------------   ----------------   --------------   ---------------------   -----------
Assets:
                                                                                  $     (371,500)(1)
                                                                                      (1,350,000)(2)
                                                                                       4,000,000 (3)
Current assets               $ 9,440,298      $ 13,319,976        $2,181,243           2,850,000 (4)   $30,070,017
Property and
 equipment, net                1,036,371         7,928,762           141,767                             9,106,900

                                                                                      (3,339,945)(1)
                                                                                       1,258,617 (2)
Intangibles and other          2,060,696        13,414,560            67,022             150,000 (4)    13,610,950
                             -----------      ------------        ----------                           -----------

Totals                       $12,537,365      $ 34,663,298        $2,390,032                           $52,787,867
                             ===========      ============        ==========                           ===========

Liabilities:
                                                                                        (900,000)(1)
Current Liabilities          $ 7,427,181      $ 26,301,968        $2,236,411           3,000,000 (4)   $38,065,560

Long-term debt                   531,050        22,388,912                 -         (20,098,845)(1)     2,821,117
                             -----------      ------------        ----------                           -----------
   Total Liabilities           7,958,231        48,690,880         2,236,411                            40,886,677

                                                                                      17,287,400 (1)
                                                                                         (91,383)(2)
Stockholders' Equity           4,579,134       (14,027,582)          153,621           4,000,000 (3)    11,901,190
                             -----------      ------------        ----------                           -----------

Totals                       $12,537,365      $ 34,663,298        $2,390,032                           $52,787,867
                             ===========      ============        ==========                           ===========

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


Nine Months Ended March 31, 1999

                                       Skynet                                                     Pro forma         Pro forma
                                      Holdings           PONY           Fleet          FOB        Adjustments(B)     Combined
                                   -------------   --------------   -----------   -----------   ------------------ --------------
Revenues                             $25,609,176     $108,532,509    $9,508,667    $7,424,646  $(22,581,091)(5)      $128,493,907
                                                                                                (29,006,766)(5)
Costs and expenses                    26,500,414      125,006,777     9,269,432     7,508,563        21,000 (6)       137,615,527
                                     -----------     ------------    ----------    ----------                        ------------

Income (loss) from operations          (891,238)     (16,474,268)      239,235       (83,917)                          (9,121,620)

                                                                                                    (82,023)(5)
Other expense, net                      (569,038)      (1,069,516)      (12,893)            -        12,893 (7)        (1,720,577)
                                    ------------     ------------    ----------    ----------                        ------------
Income (loss) before income taxes    (1,460,276)     (17,543,784)      226,342       (83,917)                         (10,842,197)

Income taxes                             (4,800)               -             -             -                               (4,800)
                                     -----------     ------------    ----------    ----------                        ------------
Net income (loss)                   $(1,465,076)    $(17,543,784)   $  226,342    $  (83,917)                        $(10,846,997)
                                     ===========     ============    ==========    ==========                        ============
Basic net loss per share (8)        $     (0.09)                                                                     $      (0.59)
                                    ===========                                                                      ============
Diluted net loss per share (8)      $     (0.09)                                                                     $      (0.59)
                                    ===========                                                                      ============
Basic weighted average
  shares outstanding(8)              16,352,761                                                                        18,463,295
                                    ===========                                                                      ============

Diluted weighted average
  shares outstanding (8)             16,352,761                                                                        18,463,295
                                    ===========                                                                      ============


Year Ended June 30, 1998

                              Skynet                                                         Pro forma          Pro forma
                             Holdings           PONY           Fleet           FOB         Adjustments(B)        Combined
                           -------------   --------------   ------------   -----------   ------------------   --------------
Revenues                        $31,838,919     $137,975,739    $13,406,567    $9,562,305  $(39,133,874) (5)   $153,649,656

                                                                                            (45,290,391) (5)
Costs and expenses               31,257,942      149,620,737     14,195,444     9,576,859        38,000  (6)    159,398,591
                                -----------     ------------    -----------    ----------                      ------------

Income (loss) from operations       580,977     (11,644,998)      (788,877)      (14,554)                        (5,748,935)

                                                                                                 (21,863)(5)
                                                                                                 189,034 (6)
Other expense, net                (229,523)       (1,538,949)      (186,938)            -                        (1,788,239)
                                -----------     ------------    -----------    ----------                      ------------
Income (loss) before income taxes  351,454       (13,183,947)      (975,815)      (14,554)                       (7,537,174)

Income taxes                      (185,404)                -              -             -                          (185,404)
                                -----------     ------------    -----------    ----------                      ------------
Net income (loss)               $   166,050    $(13,183,947)   $  (975,815)   $  (14,554)                      $ (7,722,578)
                                ===========     ============    ===========    ==========                      ============
Basic net income (loss)
  per share (8)                 $      0.02                                                                    $      (0.72)
                                ===========                                                                    ============
Diluted net income (loss)
  per share (8)                 $      0.02                                                                    $      (0.72)
                                ===========                                                                    ============

Basic weighted average            7,346,500                                                                      10,782,534
  shares outstanding(8)         ===========                                                                    ============


Diluted weighted average                                                                                         10,782,534
  shares outstanding (8)          9,796,500                                                                    ============
                                ===========

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note A - Pro forma adjustments to the condensed balance sheet are as follows:

(1) To record the acquisition of PONY and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed. The consideration included Cash of $121,500, 600,000 shares of the Company's Common Stock and 848,808 shares of the Company's Series B Convertible Preferred Stock. Acquisition costs approximated $250,000.


Allocation of purchase price is as follows:                                              Historical       Purchase
                                                                       Allocation          Cost         Adjustment
                                                                       -----------         ----         ----------
       Current assets acquired........................................ $ 13,319,976    $ 13,319,976    $          -
       Property and equipment.........................................    7,928,762       7,928,762               -
       Intangible and other assets....................................   10,074,615      13,414,560      (3,339,945)
       Current liabilities............................................  (25,401,968)    (26,301,968)        900,000
       Long-term debt.................................................   (2,290,067)    (22,388,912)     20,098,845
       Stockholders' equity...........................................   (3,259,818)     14,027,582     (17,287,400)
                                                                       ------------    ------------    ------------
        Cash portion.................................................. $    371,500    $          -    $    371,500
                                                                       ============    ============    ============

(2) To record the acquisition of FOB and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed. The consideration included cash of $1,250,000 and 33,191 shares of the Company's Common Stock. Acquisition costs approximated $100,000.


Allocation of purchase price is as follows:
                                                                                        Historical     Purchase
                                                                       Allocation          Cost        Adjustment
                                                                       ----------          ----        ---------
       Current assets acquired.......                                   $ 2,181,243    $ 2,181,243    $        -
       Property and equipment........                                       141,767        141,767             -
       Intangible and other assets...                                     1,325,639         67,022     1,258,617
       Current liabilities...........                                    (2,236,411)    (2,236,411)            -
       Stockholders' equity..........                                       (62,238)      (153,621)       91,383
                                                                        -----------    -----------    ----------
        Cash portion.................                                   $ 1,350,000    $         -    $1,350,000
                                                                        ===========    ===========    ==========

(3) To record the net proceeds of $4,000,000 from the sale of 2,003,560 shares of our Series A Convertible Preferred Stock at $2.25 per share.

(4) To record bridge loan in the amount of $3,000,000 received on June 1, 1999. Loan costs incurred in connection with the bridge loan approximated $150,000 plus warrants to purchase 75,000 shares at $5.00 per share.

Note B - Pro forma adjustments to the condensed statements of operations are as follows:

(5)  To eliminate operations of PONY and Fleet locations not acquired.

(6) To adjust depreciation expense based on the revised values of the depreciable assets acquired and amortization of the excess of the fair value over net assets acquired as follows:


                                                                     Nine Months Ended
                                                 Year Ended June 30, 1998          March 31, 1999
                                             --------------------------------   ---------------------
                                                PONY        Fleet       FOB        PONY        Fleet      FOB
                                             -----------   --------   -------   -----------   -------   -------
      Historical depreciation.............   $1,996,000    $ 76,000   $63,000   $1,596,000    $51,000   $31,000
      Revised depreciation................    1,848,000      96,000    63,000    1,485,000     71,000    31,000
                                             ----------    --------   -------   ----------    -------   -------
         Increase (decrease)..............     (148,000)     20,000         -     (111,000)    20,000         -
      Amortization of excess of fair
         value over net assets acquired...            -     116,000    50,000            -     75,000    37,000
                                             ----------    --------   -------   ----------    -------   -------
      Net increase (decrease).............   $ (148,000)   $136,000   $50,000   $ (111,000)   $95,000   $37,000
                                             ==========    ========   =======   ==========    =======   =======

(7)  To eliminate interest expense of Fleet.

(8) Weighted average shares outstanding were adjusted on a pro forma basis to include 2,010,415 shares of Common Stock issued in connection with the acquisitions plus 1,325,500 shares issued in the private placement in February 1999.

               Report of Independent Certified Public Accountants
               --------------------------------------------------


Board of Directors of
Pony Express Delivery Services, Inc.
Atlanta, Georgia

We have audited the accompanying consolidated balance sheets of Pony Express Delivery Services, Inc. as of December 31, 1998, May 28, 1998, December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from May 29, 1998 through December 31, 1998, the period from January 1, 1998 through May 28, 1998, and each of the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pony Express Delivery Services, Inc. as of December 31, 1998, May 28, 1998, December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the periods then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered significant recurring losses from operations and at December 31, 1998, had a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, effective May 29, 1998, the outstanding shares of common stock of the Company were sold by Borg-Warner Security Corporation to Mustang Holdings, Inc., in a business combination accounted for as a purchase. Accordingly, the carrying values of the Company's assets and liabilities as well as the Company's results of operations and cash flows for the period from May 29, 1998 through December 31, 1998 are not necessarily comparable to such financial data for periods prior to May 29, 1998.

/s/ BDO Seidman, LLP

Atlanta, Georgia
July 16, 1999

                     Pony Express Delivery Services, Inc.

                         Consolidated Balance Sheets



                                                   Sucessor
                                                    Company                     Predecessor Company
                                                 --------------  ----------------------------------------------------
                                                                                               December 31,
                                                  December 31,       May 28,         --------------------------------
                                                      1998            1998               1997               1996
                                                  -------------   -------------      -------------      -------------
Assets

Current
 Cash                                              $   695,404    $    614,876       $    147,572       $    320,670
 Trade accounts receivable, net of
  allowance for doubtful accounts
  of $1,529,000, $2,201,091,
  $1,252,662 and $391,650                           12,230,237       9,580,078          8,245,147          3,088,177
 Due from Borg-Warner Security Company                 946,572               -                  -          7,743,154
 Prepaid expenses and other current assets           1,087,837         344,321            483,538            581,203
                                                   -----------    ------------       ------------       ------------

Total current assets                                14,960,050      10,539,275          8,876,257         11,733,204

Property and equipment, net (Notes 4 and 5)          8,487,683       5,279,800          6,264,940          9,155,773
Goodwill (Note 1)                                   12,922,981               -                  -                  -
Other assets                                         1,040,291         510,264            428,548            509,325
                                                   -----------    ------------       ------------       ------------

                                                   $37,411,005    $ 16,329,339       $ 15,569,745       $ 21,398,302
                                                   ===========    ============       ============       ============

Liabilities and Stockholders' Equity

Current liabilities
 Bank overdraft                                    $ 3,461,274    $  3,855,416       $  3,406,951       $  1,891,478
 Accounts payable                                    5,138,805       2,475,495          2,523,010          2,644,692
 Accrued liabilities                                 5,821,911       1,723,238          2,570,082          3,551,949
 Revolving credit facility (Note 5)                  6,884,529               -                  -                  -
 Current maturities of long-term debt
  (Note 5)                                             352,412               -                  -                  -
 Current maturities of capitalized lease
  obligations (Note 6)                                       -               -             53,332          1,020,424
 Due to Borg-Warner Security Company                         -       9,961,881          1,796,600                  -
                                                   -----------    ------------       ------------       ------------

Total current liabilities                           21,658,931      18,016,030         10,349,975          9,108,543
Long-term debt, net of current maturities
 (Note 5)                                           21,451,839               -                  -                  -
Other long-term liabilities (Note 9)                   779,117               -                  -                  -

Capitalized lease obligations, net of
 current maturities (Note 6)                                 -               -              4,565             90,535
                                                   -----------    ------------       ------------       ------------

Total liabilities                                   43,889,887      18,016,030         10,354,540          9,199,078
                                                   -----------    ------------       ------------       ------------

Commitments and contingencies
 (Notes 5, 7, 8, 9, 10 and 11)

Stockholders' equity (deficit)
 Common stock, $.10 par value; 100 shares
  authorized, issued and outstanding                         -              10                 10                 10
 Additional paid-in capital                          1,950,000      31,489,744         31,489,744         31,489,744
 Accumulated deficit                                (8,428,882)    (33,176,445)       (26,274,549)       (19,290,530)
                                                   -----------    ------------       ------------       ------------

Total stockholders' equity (deficit)                (6,478,882)     (1,686,691)         5,215,205         12,199,224
                                                   -----------    ------------       ------------       ------------

                                                   $37,411,005    $ 16,329,339       $ 15,569,745       $ 21,398,302
                                                   ===========    ============       ============       ============

          See accompanying notes to consolidated financial statements

                     Pony Express Delivery Services, Inc.

                     Consolidated Statements of Operations


                                         Successor
                                          Company                                     Predecessor Company
                                     -------------------   -------------------------------------------------------------------------
                                           Period                                                       Year ended
                                        May 29, 1998        Period January 1,                          December 31,
                                           through            1998 through            ----------------------------------------------
                                        December 31,             May 28,
                                            1998                  1998                       1997                       1996
                                     -------------------   -------------------        -------------------        -------------------
Revenues                                    $83,141,154           $54,403,111               $141,463,728               $139,960,102

Cost of services                             69,561,365            55,779,415                138,863,080                133,387,571
                                            -----------           -----------               ------------               ------------

Gross profit (loss)                          13,579,789            (1,376,304)                 2,600,648                  6,572,531

Selling, general and
 administrative
 expenses                                   (21,314,327)           (5,319,380)               (11,950,290)               (11,067,634)

Impairment write-down                                 -                     -                          -                (18,584,862)
                                            -----------           -----------               ------------               ------------

Operating loss                               (7,734,538)           (6,695,684)                (9,349,642)               (23,079,965)


Interest expense                                694,344               206,212                  1,592,377                    779,353
                                            -----------           -----------               ------------               ------------

Loss before income tax
 benefit                                     (8,428,882)           (6,901,896)               (10,942,019)               (23,859,318)


Income tax benefit (Note 7)                           -            (2,607,000)                (4,116,000)                (3,368,000)

                                            -----------           -----------               ------------               ------------

Net loss                                    $(8,428,882)          $(4,294,896)              $ (6,826,019)              $(20,491,318)
                                            ===========           ===========               ============               ============

          See accompanying notes to consolidated financial statements

                     Pony Express Delivery Services, Inc.

           Consolidated Statements of Stockholders' Equity (Deficit)
   Periods Ended December 31, 1998, May 28, 1998, December, 31 1997 and 1996




                                       Common Stock                       Additional        Retained Earnings
                               --------------------------------             Paid-in            (Accumulated
                                  Shares           Amount                   Capital              Deficit)              Total
                               ----------       ---------------        ---------------        ------------         ------------
Balance, January 1, 1996          100                    $10             $ 31,489,744         $  4,568,788         $ 36,058,542

 Distribution of tax
  benefit (Note 7)                -                        -                        -           (3,368,000)          (3,368,000)

 Net loss                         -                        -                        -          (20,491,318)         (20,491,318)
                               ----------       ---------------          ------------         ------------         ------------

Balance,
 December 31, 1996                100                   10                 31,489,744          (19,290,530)          12,199,224

 Distribution of tax
  benefit (Note 7)                  -                     -                         -             (158,000)            (158,000)

 Net loss                           -                     -                         -           (6,826,019)          (6,826,019)
                               ----------       ---------------          ------------         ------------         ------------
Balance,
 December 31, 1997                100                    10                31,489,744          (26,274,549)           5,215,205

 Distribution of tax
  benefit (Note 7)                  -                     -                        -            (2,607,000)          (2,607,000)

 Net loss                           -                     -                        -            (4,294,896)          (4,294,896)
                               ----------       ---------------          ------------         ------------         ------------
Closing balance,
 May 28, 1998                         100       $        10              $ 31,489,744         $(33,176,445)        $ (1,686,691)
                               ==========       ===============          ============         ============         ============
-----------------------------------------------------------------------------------------------------------------------------------

Opening balance,
 May 29, 1998                         100       $        10              $ 31,489,744         $(33,176,445)        $ (1,686,691)

 Adjustment upon
  purchase of stock of
  the Company by
  Mustang Holdings,                     -               (10)              (31,489,744)          33,176,445            1,686,691
  Inc. (Note 3)
Capital contribution                    -                 -                 1,950,000                    -            1,950,000

 Net loss                               -                 -                         -           (8,428,882)          (8,428,882)
                               ----------       ---------------           ------------         ------------        ------------
Balance,
 December 31, 1998                    100       $         -              $  1,950,000         $ (8,428,882)        $ (6,478,882)
                               ==========        ==============          ============         ============         ============

          See accompanying notes to consolidated financial statements

                     Pony Express Delivery Services, Inc.

                     Consolidated Statements of Cash Flows






                                                     Successor
                                                      Company                           Predecessor Company
                                                   -------------    -----------------------------------------------------------
                                                       Period              Period
                                                    May 29, 1998       January 1, 1998                    Year ended
                                                      through             through                         December 31,
                                                    December 31,           May 28,             --------------------------------
                                                        1998                1998                   1997                1996
                                                    -------------   ---------------------      -------------      -------------
Cash from operating activities
 Net loss                                            $(8,428,882)            $(4,294,896)      $ (6,826,019)       $(20,491,318)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
  Write-off of impaired intangible assets                      -                       -                  -          18,584,862
  Distribution of tax benefit                                  -              (2,607,000)          (158,000)         (3,368,000)
  Depreciation and amortization                        1,576,280                 634,557          2,466,433           4,880,429
  (Gain) loss on sale of property
   and equipment                                         167,839                 286,755            202,180            (210,554)
  Changes in current assets and liabilities:
   Trade accounts receivable, net                        892,782              (1,334,931)        (5,156,970)           (105,330)
   Prepaid expenses and other
     current assets                                     (207,748)                139,217             97,665             (30,856)
   Other assets                                         (221,873)                (81,716)            80,777            (100,803)
   Accounts payable                                    1,144,570                 (47,515)          (121,682)           (155,935)
   Accrued liabilities                                 1,628,155                (846,844)          (981,867)            250,356
                                                     -----------             -----------       ------------        ------------

Net cash used in operating activities                 (3,448,877)             (8,152,373)       (10,397,483)           (747,149)
                                                     -----------             -----------       ------------        ------------

Cash from investing activities
 Purchases of property and equipment                  (1,428,526)                (25,835)          (276,205)         (1,068,671)
 Purchase of business, net of cash acquired           (5,800,000)                      -                  -                   -
 Proceeds from sales of property
  and equipment                                                -                  89,663            498,425           1,181,159
                                                     -----------             -----------       ------------        ------------

Net cash (used in) provided by
 investing activities                                 (7,228,526)                 63,828            222,220             112,488
                                                     -----------             -----------       ------------        ------------

Cash from financing activities
 Principal borrowings on long-term debt                4,554,926                       -                  -                   -
 Net borrowings under revolving credit
  facilities                                           4,977,441                       -                  -                   -
 Bank overdraft                                         (634,436)                448,465          1,515,473          (1,259,674)
 Debt issuance costs                                     (90,000)                      -                  -                   -
 Capital contribution                                  1,950,000                       -                  -                   -
 Principal payments under capital
  lease obligations                                            -                 (57,897)        (1,053,062)         (3,494,148)
 Increase in due to Borg-Warner Security
  Company                                                      -               8,165,281          9,539,754           5,655,294
                                                     -----------             -----------       ------------        ------------

Net cash provided by financing activities             10,757,931               8,555,849         10,002,165             901,472
                                                     -----------             -----------       ------------        ------------

Net increase (decrease) in cash                           80,528                 467,304           (173,098)            266,811

Cash, beginning of period                                614,876                 147,572            320,670              53,859
                                                     -----------             -----------       ------------        ------------

Cash, end of period                                  $   695,404             $   614,876       $    147,572        $    320,670
                                                     ===========             ===========       ============        ============

         See accompanying notes to consolidated financial statements.

                     Pony Express Delivery Services, Inc.

                  Notes to Consolidated Financial Statements

1.  Summary of Significant Accounting Policies


Principles of Consolidation

The accompanying financial statements include the accounts of Pony Express Delivery Services, Inc. (the "Company") and, with effect from August 31, 1998, its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation. See Notes 2 and 3.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents represent highly liquid investments with an original maturity date of three months or less. Cash equivalents are carried at cost, which approximates market value.


Property and Equipment

Property and equipment are recorded at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation is provided using the straight-line method for financial reporting and accelerated methods for income tax purposes. Straight-line depreciation is calculated over the following estimated useful lives:

Buildings                                             15-30 years
Furniture and fixtures                                3-10 years
Equipment                                             3-5 years
Vehicles                                              3-5 years

Leasehold improvements are capitalized and amortized over the lesser of the expected life of the lease or the useful life of the asset.

Goodwill

Goodwill represents the excess cost over the net assets of businesses acquired and is amortized on a straight-line basis over 20 years. The Company periodically evaluates the recoverability of goodwill based on expectations of nondiscounted cash flows and operating income for each entity having a material goodwill balance.

During the year ended December 31, 1996, the Company recognized a loss due to the impairment of value of certain intangible assets. These intangible assets, primarily goodwill, were deemed by management to have no continuing value due to current and projected future losses from operations generated by the Company under then existing management. Included in the results of operations for the year ended December 31, 1996 is approximately $18,600,000, which represents the write-off of these intangible assets.

                     Pony Express Delivery Services, Inc.

                  Notes to Consolidated Financial Statements

Income Taxes

The Company follows the practice of providing for income taxes based on Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted statutory tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Revenue Recognition

Revenue is recognized when the delivery is completed or when services are rendered to customers.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate fair value due to their short maturities. Based on interest rates available to the Company, the fair value of long-term debt, including current portion, approximates the carrying value of such debt.

Long-Lived Assets

The Company reviews the carrying values assigned to long-lived assets based on expectations of undiscounted future cash flows and operating income generated by the long-lived assets in determining whether the carrying amount of such assets is recoverable. As of December 31, 1998, management has concluded that no impairment exists on the Company's long-lived assets.

2.  Organization and Basis of Presentation

The Company operates as a corporate delivery service organization that provides same day and next day delivery services primarily to commercial and industrial companies, hospitals and service providers throughout the United States.

As discussed further in Note 3, effective May 29, 1998, the outstanding shares of common stock of the Company were sold by Borg-Warner Security Corporation to Mustang Holdings, Inc. in a business combination accounted for as a purchase, accordingly, the carrying values of the Company's assets and liabilities as well as the Company's results of operations and cash flows for the period May 29, 1998 through December 31, 1998 are not necessarily comparable to such financial data for periods prior to May 29, 1998.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustained significant losses from operations and has used significant amounts of cash in operations during the last three years, and, as of December 31, 1998 had working capital and net capital deficiencies. These operating losses and cash flow deficiencies have continued into 1999.

                     Pony Express Delivery Services, Inc.

                  Notes to Consolidated Financial Statements

In view of the matters described in the preceding paragraph, there is significant doubt about the Company's ability to continue as a going concern. The recoverability of recorded assets and satisfaction of the liabilities is dependent on the continued operations of the Company, which is in turn dependent upon the Company's ability to meet its financing requirement on a continuing basis and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Due to these unfavorable results of operations and cash flows, the Company is in the process of negotiating payment terms with vendors representing a significant portion of the accounts payable and is managing the payment of the remaining accounts payable on a case-by-case basis. Management is also taking certain steps to obtain additional debt and equity financing and to improve it's operating results and financial position.

Subsequent to December 31,1998, the Company implemented a restructuring program to reduce its operating losses and negative cash flows from operating activities. The restructuring calls for the discontinuation of operations in the Atlantic and Southeast regions, which represents approximately 40% of the 113 branches in operation at December 31, 1998. Total charges related to the restructuring, which were charged against operations during 1999, amounted to approximately $5.2 million.

To fund working capital, the Company plans to obtain additional cash from various sources, including sales of land and buildings. In addition, on May 28, 1999, the Company's parent, Mustang Holdings, Inc. signed a definitive agreement for the purchase of the Company's stock by Skynet Holdings, Inc. ("Skynet"), an international delivery services company based in Los Angeles, California (Note
11). In conjunction with the close of the Skynet transaction, which occurred on June 17, 1999, the Company anticipates an equity or debt infusion to be used for working capital purposes.

Management estimates that proceeds contemplated by the transactions discussed above will be sufficient to fund the Company's operations through summer 1999. If the Company is unable to increase revenues and reduce costs in order to generate sufficient positive cash flows beginning in summer 1999, an additional capital infusion or additional sources of financing will be required for the Company to meet its obligations. While the Company believes that the plans which it is undertaking will be successful, no assurances can be given that the Company will be successful and that the Company will continue as a going concern.

3.  Business Combinations and Subsequent Event

Prior to May 29, 1998 the Company was a wholly-owned subsidiary of Borg-Warner Security Corporation. Effective May 29, 1998, Mustang Holdings, Inc. ("Mustang") acquired the outstanding shares of common stock of the Company for approximately $13,256,000 in promissory notes. See Note 2.

The acquisition was recorded under the purchase method of accounting. The purchase price has been allocated to assets acquired and liabilities assumed based on the fair market value at the date of acquisition as follows:

Working capital, net of cash acquired                    $ 4,159,000
Property and equipment                                     7,956,000
Goodwill                                                   1,141,000
                                                         -----------
Purchase price, net of cash acquired                     $13,256,000
                                                         ===========

                     Pony Express Delivery Services, Inc.

                  Notes to Consolidated Financial Statements

On August 31, 1998, the Company acquired the outstanding shares of common stock of Courier Express, Inc. ("Courier Express") for $5,800,000 in cash and $3,600,000 in promissory notes. Courier Express is a ground delivery service company with operations mainly based in the western United States. Funding for the cash portion of the purchase price was provided by borrowings under the Credit Facility. See Note 5.

The Courier Express acquisition was recorded under the purchase method of accounting, and accordingly, results of Courier Express' operations are included in the consolidated results of operations of the Company from the acquisition date. The purchase price has been allocated to assets acquired and liabilities assumed based on the fair market value at the date of acquisition, as follows:

Working capital, net of cash acquired                $(3,101,000)
Property and equipment                                   559,000
Non-compete covenant                                     665,000
Goodwill                                              12,018,000
Long-term liabilities                                   (741,000)
                                                     -----------
Purchase price, net of cash acquired                 $ 9,400,000
                                                     ===========


As described in Note 11, on May 28, 1999, Mustang, the sole stockholder of the Company, signed a definitive agreement for the purchase of the Company's stock by Skynet. The acquisition was completed on June 17, 1999. Prior to the acquisition, Skynet advanced $2,950,000 to the Company during 1999. The proceeds were used to pay Company vendors and to fund operations.

4.  Property and Equipment

Property and equipment consist of the following:

                                                                                                  December 31,
                                     December 31,            May 28,                --------------------------------------
                                        1998                  1998                      1997                      1996
                                   -----------            ------------              ------------              ------------
Land                               $ 1,123,029            $    750,424              $    750,424              $    750,424
Buildings and
 improvements                        2,283,563               2,749,408                 2,749,408                 2,840,286
Furniture, fixtures and
 equipment                           4,968,213               8,082,008                 8,287,321                 8,011,375
Vehicles                             1,098,954               5,314,225                 6,650,983                10,175,535
Construction in progress               299,856                   4,500                     4,500                   316,443
                                   -----------            ------------              ------------              ------------
                                     9,773,615              16,900,565                18,442,636                22,094,063
Less accumulated
 depreciation                       (1,285,932)            (11,620,765)              (12,177,696)              (12,938,290)
                                   -----------            ------------              ------------              ------------

                                   $ 8,487,683            $  5,279,800              $  6,264,940              $  9,155,773
                                   ===========            ============              ============              ============

                     Pony Express Delivery Services, Inc.

                  Notes to Consolidated Financial Statements

5.  Notes Payable and Long-Term Debt

In May and October 1998, the Company and its subsidiary, respectively, entered into loan and security agreements (the "Agreements") with a financial institution which provide for borrowings up to $9 million under senior revolving credit facilities (the "Credit Facilities"), subject to certain borrowing limits, as defined in the Agreements. Amounts outstanding under the Credit Facilities mature May 28, 2002 and bear interest at the prime rate (7.75% at December 31, 1998) plus 1% with interest payable monthly. The Credit Facilities specify a commitment fee of .25% per annum to be applied to the unused portion of the Credit Facilities, payable monthly in arrears. As of December 31, 1998, $6,884,529 had been borrowed under the Credit Facilities.

In conjunction with the Agreements, the Company was provided a term loan. The term loan bears interest at prime rate plus 1% and is payable in 60 equal monthly installments of $21,255 through 2003. As of December 31, 1998, the Company owed $1,253,696 under the term loan.

Borrowings under the Agreements will be secured by substantially all of the Company's assets, whether tangible or intangible, now owned or in existence or thereafter acquired or arising. The Agreements set forth a number of covenants, which among other things limit the Company's ability to, without prior written consent, enter into a merger or any other consolidation transaction, acquire any assets except in the ordinary course of business, incur debt, incur liens, make investments, repurchase stock, or make dividend or other distributions.

In conjunction with the acquisition of Pony Express by Mustang, the Company entered into two unsecured promissory note agreements. The 8% note payable due 2005 requires payments of accrued interest on each anniversary date of the note. If for the first two years of the note, however, the sum of EBITDA less not more than $3 million of capital expenditures, as defined, for the 12 month period ending each March 31 (or such shorter period ending March 31, 1999) is less than interest expense, as defined, for such period (the "Sufficiency Test"), the amount of such interest payments will be added to the principal amount of the note. The total amount of interest expense from May 29, 1999 to December 31, 1998 that has been added to the principal balance was approximately $303,000. The 4% subordinated convertible note payable (the "Convertible Note") due 2007 also requires interest payments on the dates set forth above for interest accrued for the preceding year only if the results of operations meet the Sufficiency Test. Interest escalates to 5% on the second anniversary, 6% on the third anniversary, and 7% on the fourth anniversary and thereafter. The Convertible Note is convertible at any time into that number of shares of Mustang common stock which represents 10% of the total outstanding common stock and warrants to acquire common stock as of May 29, 1998. The conversion is contingent upon the failure of Mustang to experience its right to prepayment of the Convertible Note, including after delivery of a notice of conversions to Mustang. No interest expense was recorded for the Convertible Note, as the results of operations from the acquisition date to December 31, 1998 did not meet the Sufficiency Test. As of December 31, 1998, the Company owed $6,803,337 under the note payable to seller and $6,755,835 under the subordinated convertible note payable to seller.

                     Pony Express Delivery Services, Inc.

                  Notes to Consolidated Financial Statements

As part of the Courier Express acquisition the Company entered into two unsecured 8% senior subordinated debentures (the "Debentures") due 2005. The Debentures are subordinate to the Credit Facilities, the term loan, and to any stockholder indebtedness. Interest is payable monthly commencing October 1, 1998 and ending September 1, 2000. Commencing October 1, 2000, the principal sum will be paid in 60 monthly installments, plus interest, with the final payment due on September 1, 2005. The Debentures include certain covenants, which among other things, limit Mustang's ability to, without prior consent, enter into a merger or any other consolidation transaction, pay dividends, repurchase stock, or allow a change in control, as defined. As of December 31, 1998, the Company owed $3,600,000 under the Debentures.

During September 1998, Pony Express issued senior subordinated notes payable to certain entities that serve as advisors to Mustang (the "Advisor Notes"). The Advisor Notes, bear interest at 8%, payable quarterly, commencing on December 31, 1998, with the principal and unpaid interest due September 30, 2005. The Advisor Notes are secured by substantially all of the Company's assets and are subordinate to the Credit Facilities and the term loan. As of December 31, 1998, the Company owed $3,000,000 under the Advisor Notes.

Courier Express has installment loans to various lenders that are secured by vehicles. These loans bear interest at various fixed rates up to 15% per annum with maturity dates through 2003. The carrying value of assets under installment loans, which are included in property and equipment in the accompanying balance sheet, is $323,000 at December 31, 1998.

Cash paid for interest was approximately $624,000, $206,000, $1,592,000 and $779,000 for the periods ended December 31, 1998 and May 28, 1998 and the years ended December 31, 1997 and 1996.

Future maturities of long-term debt, including amounts due under the Credit Facilities, at December 31, 1998 are as follows:

                Year                                             Amount
                ----                                           -----------
                1999                                           $ 7,236,941
                2000                                               580,379
                2001                                             1,318,996
                2002                                             1,520,996
                2003                                             2,062,296
                Thereafter                                      15,969,172
                                                               -----------
                                                               $28,688,780
                                                               ===========
6.  Capitalized Lease Obligations

Capital lease obligations consist of the following:


                                                            December 31,
                          December 31,    May 28,   -------------------------
                            1998           1998        1997          1996
                         -----------   -----------  -----------   -----------

Various vehicle leases   $         -   $         -  $    57,897   $1,110,959
Less current maturities            -             -       53,332    1,020,424
                         -----------   -----------  -----------   ----------
                         $         -   $         -  $     4,565   $   90,535
                         ===========   ===========  ===========   ==========

                     Pony Express Delivery Services, Inc.

                  Notes to Consolidated Financial Statements

7.  Income Taxes


Significant components of the Company's deferred income tax assets and liabilities are as follows:

                                                                                                  December 31,
                                      December 31,               May 28,            ----------------------------------------
                                         1998                     1998                    1997                    1996
                                   -----------------        ----------------        ----------------        ----------------
Deferred tax assets
 Net operating loss
  carryforwards                    $      4,098,000         $             -         $             -          $            -
 Allowance for bad debts                    334,000                 836,000                 476,000                 149,000
 Group insurance                            415,000                  17,000                  64,000                 481,000
 Other                                      425,000                 141,000                 239,000                 171,000
                                   ----------------         ---------------         ---------------          --------------
                                          5,272,000                 994,000                 779,000                 801,000
Deferred tax liabilities
 Excess tax depreciation and
  amortization over book                     (4,000)               (321,000)               (311,000)               (302,000)
                                   ----------------         ---------------         ---------------          --------------
Net deferred tax asset before
 valuation allowance                      5,268,000                 673,000                 468,000                 499,000
Valuation allowance                      (5,268,000)                      -                       -                       -
                                   ----------------         ---------------         ---------------          --------------
Net deferred tax asset             $              -         $       673,000         $       468,000          $      499,000
                                   ================         ===============         ===============          ==============


The reconciliation of the effective income tax rate to the federal statutory tax rate is as follows:

                                                                                                    December 31,
                                         December 31,              May 28,               ---------------------------------
                                            1998                    1998                    1997                   1996
                                        -----------               ---------              ---------               ---------
Federal statutory tax rate                   (34.0)%                 (34.0)%                 (34.0)%                 (34.0)%
Effect of net operating loss
 carryforward and valuation
 allowance                                     34.0                       -                       -                       -
State income tax, net of
 federal benefit                                  -                    (4.0)                   (4.0)                   (4.0)
Write-off of impaired
 intangible assets                                -                       -                       -                    23.8
Other                                             -                      .2                      .4                      .1
                                        -----------               ---------               ---------               ---------

Effective income tax rate                         -%                 (37.8)%                 (37.6)%                 (14.1)%
                                        ===========               =========               =========               =========

During the period ended May 28, 1998 and the years ended December 31, 1997 and 1996 the Company generated income tax benefits of $2,607,000, $4,116,000 and $3,368,000, that were retained by Borg-Warner Security Corporation, the Company's parent during that time period. These income tax benefits were treated as distributions by the Company.

                     Pony Express Delivery Services, Inc.

                  Notes to Consolidated Financial Statements

At December 31, 1998, the Company had available for carryforward a net operating loss of approximately $10.8 million. As result of an ownership change and in accordance with Section 382 of the Internal Revenue Code, approximately $854,000 of the net operating loss relates to Courier Express prior to the acquisition and is limited to approximately $470,000 for each year. Losses are limited to a 20 year carryforward, with losses expiring in 2018. Based on the Company's current operating results, it is not likely that the Company will realize the benefit from the deferred tax assets. As such, a 100% valuation allowance was provided. The availability of the foregoing net operating losses will be further limited by the transaction described in Note 11.

8.  Employee Benefit Plans

Defined Benefit Plan

Pony Express offers defined benefits to employees who are not covered under the union-sponsored, collective bargaining agreement and who do not qualify as highly compensated employees, as defined. Substantially all of the Company's delivery service employees are covered by collective bargaining agreements. Participants are fully vested at the later of the age of 65 or the fifth anniversary date of participation, and benefits are paid to eligible employees upon retirement based primarily on years of service. Pension benefits are provided through a plan maintained by Borg-Warner Security Corporation.

Under the Pony Express purchase agreement, all benefit obligations as of the purchase date are payable by the seller, and Pony Express is liable to fund benefits earned for the service period subsequent to May 28, 1998.

The funded status of the plan and the resulting accrued benefit liability are summarized as follows at December 31, 1998:


               Change in benefit obligation:
                 Benefit obligation at May 28, 1998              $      -
                 Service cost                                      127,853
                 Interest cost                                       5,147
                 Plan change                                       174,380
                                                                 ---------
                 Benefit obligation at December 31,
                   1998 (unfunded)                               $ 307,380
                                                                 =========

The unfunded status of the plan as of December 31, 1998, consists of accrued benefit cost of $133,000 and an additional minimum liability of $174,380 as defined under SFAS No. 87, "Employers' Accounting for Pensions."

The weighted-average assumptions as of December 31, 1998 were as follows:

            Discount rate                           6.5%
            Expected return of plan assets          7.5%

The components of the net periodic benefits cost for the period from May 29, 1998 to December 31, 1998, consist of service cost of $127,853 and interest costs of $5,147.

                     Pony Express Delivery Services, Inc.

                  Notes to Consolidated Financial Statements

Defined Contribution Plan

Pony Express maintains a defined contribution plan, which started during October 1997, for all employees who complete 30 days of employment and whose compensation does not qualify as a highly compensated employee, as defined. Employees may elect to make contributions between 1% and 10% of compensation, subject to annual limitation under the Internal Revenue Code ("IRC"). Employer matching contributions are made quarterly at a percentage of compensation varying from 2% to 8%, based on age and years of service. Matching contributions vest over a period of years, and Company contributions to this plan totaled approximately $161,000, $153,000 and $62,000 for the periods ended December 31, 1998 and May 28, 1998 and the year ended December 31, 1997.

401(k) Savings Plan

Pony Express offers a 401(k) savings plan (the "401(k) Plan") that permits participants to make contributions by salary reduction pursuant to Section 401(k) of the IRC. Pony Express matches 50% of employee contributions up to a maximum of 6% of compensation for each non-bargaining unit participant of the 401(k) Plan. Employees vest immediately in their own contributions and in Pony Express contributions after five years. In connection with the required matching, Pony Express' contributions to the 401(k) Plan were approximately $87,000, $40,000, $91,000 and $83,000 for the periods ended December 31, 1998 and May 28, 1998 and the years ended December 31, 1997 and 1996.

9.  Commitments and Contingencies

Operating Leases

The Company leases equipment and office space under cancelable (i.e., month-to-month terms) and noncancelable operating lease agreements that expire in various years through 2005. Rental expenses under these leases amounted to approximately $5,635,000, $3,109,000, $6,096,000 and $4,351,000 for the periods ended December
31, 1998 and May 28, 1998 and the years ended December 31, 1997 and 1996.

At December 31, 1998, future minimum lease payments under noncancelable operating leases were as follows:


                     Year                                  Amount
                     ----                                  ------
                     1999                                 $1,649,000
                     2000                                  1,474,000
                     2001                                    770,000
                     2002                                    238,000
                     2003                                     85,000
                     Thereafter                              110,000
                                                          ----------

                     Total                                $4,326,000
                                                          ==========

                     Pony Express Delivery Services, Inc.

                  Notes to Consolidated Financial Statements

Consulting and Noncompete Agreement

Courier Express has entered into a consulting and covenant not to compete agreement (the "Noncompete Agreement") with a former owner of a previously acquired entity. The noncompete benefit, which was valued at estimated fair value at the time of the acquisition of Courier Express by the Company, is being amortized over the term of the agreement and is included in other assets in the accompanying balance sheet. Based on the terms of the Noncompete Agreement, amounts are payable as follows as of December 31, 1998:


                        Year                              Amount
                        ----                             --------
                        1999                             $228,000
                        2000                              120,000
                        2001                              120,000
                        2002                              120,000
                        2003                               33,000
                                                         --------

                                                         $621,000
                                                         ========

The long term portion of the amounts payable under the Noncompete Agreement is included in other long-term liabilities in the accompanying balance sheet.

Litigation, Claims and Assessments

The Company is party to various legal proceedings arising in the normal course of business, most of which involves claims for personal injury and property damage incurred in connection with its operations. Management believes that the outcome of its various legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

10.  Related Party

Effective May 29, 1998, the Company entered into a management advisory agreement (the "Advisor Agreement") with advisors, the directors of which are stockholders of the Company, to provide business and financial advice to the Company in connection with relationships with lenders, stockholders, other third-party associates and the expansion of the business. Under the agreement terms, the Company shall pay advisory fees for assistance in raising equity or obtaining debt financing. In addition, the Company shall pay an annual management fee, as defined in the Advisor Agreement, and an investment banking fee for the aggregate consideration paid notes issued in connection with an acquisition of another company. Total amounts paid to the advisors for the period from May 29, 1998 to December 31, 1998 were approximately $213,000. There were no amounts owed at December 31, 1998.

                     Pony Express Delivery Services, Inc.

                  Notes to Consolidated Financial Statements

11.  Subsequent Events

As discussed in Note 3, the Company signed a definitive agreement for the purchase of the Company's stock by Skynet for an undisclosed amount. The acquisition was completed on June 17, 1999. Prior to completing the acquisition, Skynet provided advances to the Company amounting to $2,950,000. The proceeds were used to pay the Company's vendors and to fund operations.

Based on the terms of the purchase agreement between the Company and the seller of Pony Express, the Company was to be reimbursed for the sum of certain expenses, premiums, and claims and the net unfavorable adjustments to closing working capital, excluding accounts receivable. As of December 31, 1998, amounts due under this agreement amounted to $946,572 and are included in the accompanying balance sheet as due from seller. Amounts were subsequently collected on May 4, 1999.

In January 1999, the Company adopted a plan to cease operations and close its facilities in its Atlantic and Southeast regions. The discontinuation called for the shutdown of approximately 40% of the 113 branches in operation and began in March 1999.

                      PONY EXPRESS DELIVERY SERVICE, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                        December 31,               March 31,
                                                                            1998*                     1999
                                                                       --------------            --------------
                                                                                                  (Unaudited)
Assets
Current assets
 Cash and cash equivalents                                                $   695,404              $    379,606
 Receivables                                                               12,230,237                11,963,609
 Prepaid expenses and other                                                 2,034,409                   976,761
                                                                          -----------              ------------

             Total current assets                                          14,960,050                13,319,976

Property and equipment, net                                                 8,487,683                 7,928,762
Intangible and other assets, net                                           13,963,272                13,414,560
                                                                          -----------              ------------

                                                                          $37,411,005              $ 34,663,298
                                                                          ===========              ============
Liabilities and Stockholders' Equity (Deficit)
Current liabilities
 Accounts payable                                                         $ 8,600,079              $ 13,532,666
 Bank debt (Note 3)                                                         6,884,529                 5,681,299
 Other accrued liabilities                                                  6,174,323                 6,829,007
 Current portion of long-term debt                                                  -                   258,996
                                                                          -----------              ------------

          Total current liabilities                                        21,658,931                26,301,968
                                                                          -----------              ------------

Long-term debt, net of current portion                                     22,230,956                22,388,912
                                                                          -----------              ------------
Stockholders' Equity (Deficit)
 Common stock, $.10 par value, 100 shares authorized, shares
  issued and outstanding                                                            -                         -
 Additional paid-in capital                                                 1,950,000                 1,950,000
 Accumulated deficit                                                       (8,428,882)              (15,977,582)
                                                                          -----------              ------------

          Total stockholders' equity (deficit)                             (6,478,882)              (14,027,582)
                                                                          -----------              ------------

                                                                          $37,411,005              $ 34,663,298
                                                                          ===========              ============

* Derived from audited financial statements.

                      PONY EXPRESS DELIVERY SERVICE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              Three months ended
                                                                                  March 31,
                                                                  -----------------------------------------
                                                                      1998                        1999
                                                                  -------------             ----------------
Revenues                                                           $33,684,034                  $33,363,698

Cost of sales                                                       33,455,578                   34,427,120
                                                                   -----------                  -----------

Gross profit                                                           228,456                   (1,063,422)

Selling, general and operating expenses                              2,547,709                    6,032,394
                                                                   -----------                  -----------

Operating loss                                                      (2,319,253)                  (7,095,816)

Interest expense                                                       (88,499)                    (452,884)
                                                                   -----------                  -----------

Net loss                                                           $(2,407,752)                 $(7,548,700)
                                                                   ===========                  ===========

                      PONY EXPRESS DELIVERY SERVICE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               (Increase (decrease) in cash and cash equivalents)

                                                                                       Three months ended
                                                                                            March 31,
                                                                                 1998                      1999
                                                                            ------------               ------------
Cash flows from operating activities
 Net loss                                                                   $(2,407,752)              $(7,548,700)
 Adjustments to reconcile net loss to
   net cash used in operating activities:
     Depreciation and amortization                                              623,420                   831,775

 Changes in operating assets and liabilities,
    net of business acquired:
     Receivables                                                             (2,584,244)                1,213,200
     Prepaid expenses and other assets                                         (101,235)                  111,076
     Accounts payable                                                          (861,135)                4,932,587
     Accrued expenses and other liabilities                                    (801,419)                1,541,950
                                                                            -----------               -----------

 Net cash provided by (used in) operating activities                         (6,132,365)                1,081,888
                                                                            -----------               -----------
Cash flows from financing activities
 Advances from parent company                                                 6,483,894                         -
 Repayments on credit facility                                                        -                (1,203,230)
 Debt repayments                                                                      -                  (194,456)
                                                                            -----------               -----------

 Net cash provided by financing activities                                    6,483,894                (1,397,686)
                                                                            -----------               -----------
Net increase (decrease) in
    cash and cash equivalents                                                   351,529                  (315,798)

Cash and cash equivalents,
    beginning of period                                                         147,572                   695,404
                                                                            -----------               -----------

Cash and cash equivalents, end of period                                    $   499,101               $   379,606
                                                                            ===========               ===========

                      PONY EXPRESS DELIVERY SERVICE, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - General

     The condensed consolidated financial statements include the accounts of Pony Express Delivery Service, Inc. ("Pony") and its wholly-owned subsidiary. All significant inter-company transactions and balances have been eliminated. The accompanying unaudited condensed consolidated financial statements were prepared on the accrual basis of accounting. In the opinion of management, all adjustments (consisting only of normal, recurring accruals) which are necessary for a fair presentation of the financial results for the periods presented have been made.

          Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, were condensed or omitted. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1998.

Note 2 - Subsequent Events

     On June 17, 1999, all the outstanding shares of capital stock of Pony were acquired by Skynet Holdings, Inc. a Delaware corporation ("Skynet"). The consideration included 600,000 shares of the Company's Common Stock and 848,808 shares of Skynet's Series B Convertible Preferred Stock. The acquisition was accounted for, by Skynet, using the purchase method of accounting with the assets acquired and liabilities assumed recorded at fair values, and the results of the acquired business will be included in our consolidated financial statements from the closing date of the acquisition.

     Based on the terms of the purchase agreement between Skynet and the seller of Pony Express, Pony was to be reimbursed for the sum of certain expenses, premiums, and claims and the net unfavorable adjustments to closing working capital, excluding accounts receivable. As of December 31, 1998, amounts due under this agreement amounted to $946,572 and are included in the accompanying balance sheet as due from seller. Amounts were subsequently collected on May 4, 1999.

     In January 1999, Pony adopted a plan to cease operations and close its facilities in its Atlantic region. The discontinuation called for the shutdown of approximately 40% of the 113 branches in operation and began in March 1999.